INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of BorgWarner Inc. on Form S-8 relating to the Borg-Warner Automotive Morse TEC Corporation, Ithaca Retirement Savings Plan as Amended and Restated of our report dated February 2, 2000 incorporated by reference in the Annual Report on Form 10-K of BorgWarner Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Chicago, Illinois
April 26, 2000